March 7, 2008

By EDGAR

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Attention: Byron Cooper

Re:	Saul Centers, Inc.
Form S-3
File No. 333-149463

Ladies and Gentlemen:

On February 29, 2008, Saul Centers, Inc., a Maryland corporation (the “Company”) filed a registration statement on Form S-3 (File No. 333-149463) (the “Registration Statement”) with the Securities and Exchange Commission under Rule 462(e) under the Securities Act of 1933. The Registration Statement relates to the proposed offering and sale from time to time of securities, which may be all or any combination of: (i) preferred stock, and/or (ii) preferred stock represented by depositary shares at an indeterminate aggregate public offering price not to exceed $140,000,000. The Company hereby amends the Registration Statement to include on the cover page the delaying amendment language set forth below:

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

If you have any further questions or require additional information, please do not hesitate to contact me at (301) 986.6200.

Thank you for your courtesy and cooperation.

Very truly yours,

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Scott V. Schneider Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Securities and Exchange Commission

March 7, 2008

APPROVED BY:

/s/ B. Francis Saul II*	/s/ General Paul X. Kelley USMC (Ret.)*
B. Francis Saul II Chairman of the Board	General Paul X. Kelley USMC (Ret.) Director

/s/ B. Francis Saul III*	/s/ Charles R. Longsworth*
B. Francis Saul III President and Director	Charles R. Longsworth Director

/s/ John E. Chapoton*	/s/ Patrick F. Noonan*
John E. Chapoton Director	Patrick F. Noonan Director

/s/ Gilbert M. Grosvenor*	/s/ James W. Symington*
Gilbert M. Grosvenor Director	James W. Symington Director

/s/ Philip C. Jackson, Jr.*	/s/ John R. Whitmore*
Philip C. Jackson, Jr. Director	John R. Whitmore Director

/s/ David B. Kay*
David B. Kay Director

*By:	/s/ Scott V. Schneider
Scott V. Schneider Attorney-in-fact